UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: May 17, 2013

Date of earliest event reported: May 14, 2013

MRC GLOBAL INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35479	20-5956993
(Commission File Number)	(IRS Employer Identification No.)

2 Houston Center 909 Fannin, Suite 3100, Houston Texas	77010
(Address of principal executive offices)	(Zip Code)

(877) 294-7574

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change in Executive Vice President- International Operations Position

On May 14, 2013, Mr. Neil P. Wagstaff, executive vice president – international operations of MRC Global Inc. (the “Company”), announced his retirement from the Company, effective July 3, 2013. Effective July 3, 2013, Mr. Rory M. Isaac, age 62, will assume the role of executive vice president – international operations of the Company.

Mr. Isaac has served as executive vice president of corporate strategy, mergers and acquisitions since September 2012. Prior to this role, Mr. Isaac served as the executive vice president of global business development since December 2008. From 2007 to 2008, he served as our senior corporate vice president of sales (focusing on downstream, industrials and natural gas utilities operations) since November 2007. From 2000 to 2007 he served as our senior vice president of national accounts, utilities and marketing. Prior to 2000, Mr. Isaac served in various positions with the Company and in the industry and has over 32 years of service with the Company. Mr. Isaac attended the Citadel.

Andrew R. Lane Agreement

On May 16, 2013, the Company entered into an employment agreement (the “Agreement”) with Andrew R. Lane, the Company’s Chairman, President and Chief Executive Officer. The Company and Mr. Lane are party to an employment agreement dated September 10, 2008, as amended (the “Existing Agreement”), which will expire by its terms effective September 10, 2013. The Agreement will become effective on September 10, 2013, the date the Existing Agreement expires. The Agreement has an initial term of three years, which will automatically be extended on September 10, 2016 and each subsequent anniversary for one additional year, unless either party gives ninety day’s written notice of non-renewal. The Agreement provides for an initial base salary, to be reviewed annually, of $850,000, which is Mr. Lane’s current base salary and which the Board of Directors (the “Board”) of the Company (or a committee of the Board) may adjust upward at its discretion.

Mr. Lane is entitled to receive an annual cash bonus to be based upon individual or company performance criteria that the Board establishes for each fiscal year, with a target annual bonus of 100% (which is his current target annual bonus level) of Mr. Lane’s base salary in effect at the beginning of the relevant fiscal year. Mr. Lane’s target annual bonus will be reviewed annually by the Board (or a committee of the Board) and may be adjusted upward at its discretion.

The Agreement provides that Mr. Lane will be eligible to receive on an annual basis long-term incentive awards in such amounts as the Board (or a committee of the Board) determines in its discretion on terms and conditions, including time and performance based vesting conditions, that are generally applicable to other senior executives of the Company, provided, that the mix of types of long-term incentive awards awarded to Mr. Lane may differ from those awarded to other senior executives to address limitations on the amount and types of awards permitted by the Company’s 2011 Omnibus Incentive Plan (the “Plan”) or any replacement or successor plan. These limitations

(and others) are provided in the Plan to satisfy the requirements of Section 162(m) of the Internal Revenue Code (“Section 162(m)”) to allow the Company to deduct the compensation exceeding $1 million of the principal executive officer (i.e. Mr. Lane) and certain other officers as a business expense when computing the Company’s U.S. federal income taxes. The Plan provides that during a transition period under Section 162(m) (relating to companies who conduct certain initial public offerings), the Company need not apply the limitations of the Plan (including, among others, limits on the number of options or other awards granted to any one individual in any one calendar year) to options or other awards during the transition period. Options and other awards granted during this period are not subject to Section 162(m). As the Company is in such a transition period until its annual meeting of stockholders in 2016, the Company has and may in the future during the transition period grant options and other awards under this provision of the Plan and Section 162(m) in excess of these limitations.

The Agreement also provides for certain severance payments and benefits following a termination of employment under certain circumstances. Pursuant to the terms of the Agreement, if Mr. Lane’s employment is terminated for any reason, including his voluntary resignation, he is entitled to receive all accrued, but unpaid, obligations including any base salary earned but unpaid through the date of termination, any earned but unpaid annual bonus for completed fiscal years and any unreimbursed expenses and any other unpaid accrued benefits (collectively referred to as the “Accrued Amounts”).

If Mr. Lane’s employment is terminated other than for “Cause”, death or “Disability” (as defined in the agreement) or if he resigns for “Good Reason”, he is entitled to the following additional severance payment and benefits:

•	monthly payments equal to 1/12th of base salary at the rate in effect immediately prior to termination and 1/12th target annual bonus for 24 months following termination;

•	Company paid premiums towards continuation of medical, dental and vision benefits for 24 months; and

•	a pro-rata annual bonus for the fiscal year in which termination occurs, based on actual performance through the end of the fiscal year.

In addition, if prior to a Change of Control (as defined in the Agreement) or after the 24-month period following a Change of Control, Mr. Lane’s employment is terminated other than for “Cause”, death or “Disability” or if he resigns for “Good Reason”, all outstanding long-term equity awards will continue to vest for the next 24-month period as if Mr. Lane remained an active employee. These payments and the provision of benefits are generally subject to the execution of a release within 30 days of termination of employment and compliance with restrictive covenants prohibiting competition, solicitation of employees and interference with business relationships during employment and thereafter for 24 months (or 36 months if Mr. Lane is entitled to the Change of Control benefits described below) following termination. In addition, Mr. Lane is subject to perpetual restrictive covenants regarding confidentiality, non-disparagement and proprietary rights.

The Agreement defines “Cause” to mean Mr. Lane’s

•	continuing failure, for more than ten days after the Company’s written notice to Mr. Lane of the failure, to perform such duties as are reasonably requested by the Company;

•

failure to observe material policies generally applicable to officers or employees of the Company unless the failure is capable of being cured and is cured within ten days of Mr. Lane receiving written notice of the failure;

•	failure to cooperate with any internal investigation of the Company or any of its affiliates;

•	commission of any act of fraud, theft or financial dishonesty with respect to the Company or indictment or conviction of any felony; or

•	material violation of the provisions of the Agreement unless the violation is capable of being cured and is cured within ten days of Mr. Lane receiving written notice of the violation.

The Agreement defines “Good Reason” to mean:

•	a material and adverse change in Mr. Lane’s duties or responsibilities,

•	a reduction in Mr. Lane’s base salary or target annual bonus or

•	a breach by the Company of any material provision of the Agreement.

If, during the term of the Agreement and within 24 months following a Change of Control, Mr. Lane’s employment its terminated other than for “Cause”, death or “Disability” or if he resigns for “Good Reason”, he is entitled to the following severance payment and benefits:

•	the Accrued Amounts;

•	payment, on the 30th day following the termination, of an amount equal to the sum of 36 months of base salary and three time the target annual bonus in effect on the date of termination; and

•	Company paid premiums towards continuation of medical, dental and vision benefits for 36 months.

These payments and the provision of benefits are generally subject to the execution of a release within 30 days of termination of employment.

The Agreement does not provide any “gross-up” payments to pay state, federal or other taxes as a result of payments the Company makes to Mr. Lane under the Agreement.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement which is filed as Exhibit 10.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

10.1	2013 Agreement dated as of May 16, 2013 between the Company and Andrew R. Lane.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MRC Global Inc.

Date: May 17, 2013	By:	/s/ Daniel J. Churay
Daniel J. Churay Executive Vice President – Corporate Affairs, General Counsel & Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

10.1	2013 Agreement dated as of May 16, 2013 between the Company and Andrew R. Lane.